SCHEDULE OF SERIES PORTFOLIOS OF SPDR® INDEX SHARES FUNDS

Dated: August 15, 2024

Fund
SPDR® Portfolio Europe ETF
SPDR EURO STOXX 50® ETF
SPDR Dow Jones International Real Estate ETF
SPDR S&P® Global Infrastructure ETF
SPDR MSCI ACWI ex-US ETF
SPDR S&P China ETF
SPDR S&P Emerging Asia Pacific ETF
SPDR Portfolio Emerging Markets ETF
SPDR Portfolio Developed World ex-US ETF
SPDR S&P International Small Cap ETF
SPDR S&P International Dividend ETF
SPDR S&P Emerging Markets Small Cap ETF
SPDR Dow Jones Global Real Estate ETF
SPDR S&P Global Natural Resources ETF
SPDR S&P Emerging Markets Dividend ETF
SPDR Portfolio MSCI Global Stock Market ETF
SPDR S&P Global Dividend ETF
SPDR MSCI EAFE StrategicFactors ETF
SPDR MSCI World StrategicFactors ETF
SPDR MSCI Emerging Markets StrategicFactors ETF
SPDR MSCI ACWI Climate Paris Aligned ETF
SPDR S&P North American Natural Resources ETF
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF
SPDR S&P Emerging Markets ex-China ETF